Exhibit 99.1

Atomera Provides Second Quarter 2023 Results

LOS GATOS, Calif. Aug. 2, 2023 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and technology licensing company, today provided a corporate update and announced financial results for the second quarter ended June 30, 2023.

Recent Company Highlights

•	Commenced productization efforts with STM through MSTcad simulation work in support of the previously announced commercial license.

•	Responded to increased interest by memory and advanced node customers for use of MST to solve significant industry problems.

Management Commentary

“We are excited about kicking off our commercial license agreement with STMicroelectronics by cooperating with their team to begin the process of device optimization with the goal of entering the production royalty stage as early as possible,” said Scott Bibaud, President and CEO. “We continue to make progress across power/analog, RFSOI, advanced nodes and DRAM, and see growing customer interest in installation of MST to accelerate evaluation and integration, which we believe will translate into more license agreements.”

Financial Results

The Company incurred a net loss of ($5.2) million, or ($0.21) per basic and diluted share in the second quarter of 2023, compared to a net loss of ($4.5) million, or ($0.20) per basic and diluted share, for the second quarter of 2022. Adjusted EBITDA (a non-GAAP financial measure) in the second quarter of 2023 was a loss of ($4.3) million compared to an adjusted EBITDA loss of ($3.6) million in the second quarter of 2022.

The Company had $23.8 million in cash, cash equivalents and short-term investments as of June 30, 2023, compared to $21.2 million as of December 31, 2022.

The total number of shares outstanding was 25.8 million as of June 30, 2023.

Second Quarter 2023 Results Webinar

Atomera will host a live video webinar today to discuss its financial results and recent progress.

Date: Wednesday, Aug. 2, 2023

Time: 2:00 p.m. PT (5:00 p.m. ET)

Webcast: Accessible at https://ir.atomera.com

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Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, depreciation, amortization and stock-based compensation. Our definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated is a semiconductor materials and technology licensing company focused on deploying its proprietary, silicon-proven technology into the semiconductor industry. Atomera has developed Mears Silicon Technology™ (MST®), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nano-scaling technologies already in the semiconductor industry roadmap. More information can be found at www.atomera.com

Safe Harbor

This press release contains forward-looking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues and we have not yet commenced principal revenue producing operations, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) the risk that STMicroelectronics does not proceed with MST in its manufacturing process or does not take MST-enabled products to market, (3) risks related to our ability to successfully complete the milestones in our joint development agreements or, even if successfully completed, to reach a commercial distribution license with our JDA customers; (4) risks related to our ability to advance licensing arrangements with our integration licensees to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (5) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (6) our ability to protect our proprietary technology, trade secrets and knowhow and (7) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed with the SEC on February 15, 2023. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

– Financial Tables Follow –

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Atomera Incorporated

Condensed Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,	December 31,
	2023	2023	2022
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,904	$12,118	$21,184
Short-term investments	10,931	4,934	–
Interest receivable	50	46	–
Prepaid expenses and other current assets	650	257	418
Total current assets	24,535	17,355	21,602

Property and equipment, net	135	153	158
Long-term prepaid maintenance and supplies	91	91	91
Security deposit	14	14	14
Operating lease right-of-use asset	631	648	700
Financing lease right-of-use-asset	3,583	3,874	4,164

Total assets	$28,989	$22,135	$26,729

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$562	$423	$397
Accrued expenses	218	242	173
Accrued payroll related expenses	578	292	967
Current operating lease liability	259	247	245
Current financing lease liability	1,357	1,240	1,126
Total current liabilities	2,974	2,444	2,908

Long-term operating lease liability	400	475	521
Long-term financing lease liability	2,376	2,683	2,986

Total liabilities	5,750	5,602	6,415

Commitments and contingencies	–	–	–

Stockholders’ equity:
Preferred stock $0.001 par value, authorized 2,500 shares; none issued and outstanding as of June 30, 2023, March 31, 2023 and December 31, 2022	–	–	–
Common stock: $0.001 par value, authorized 47,500 shares; 25,770, 24,330 and 23,973 shares issued and outstanding as of June 30, 2023, March 31, 2023 and December 31, 2022, respectively;	26	24	24
Additional paid-in capital	216,681	204,825	203,585
Other comprehensive income(loss)	(2)	(2)	–
Accumulated deficit	(193,466)	(188,314)	(183,295)
Total stockholders’ equity	23,239	16,533	20,314
Total liabilities and stockholders’ equity	$28,989	$22,135	$26,729

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Atomera Incorporated

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenue	$–	$–	$–	$–	$375
Cost of revenue	–	–	–	–	(81)
Gross margin	–	–	–	–	294

Operating expenses
Research and development	3,192	3,036	2,433	6,228	4,772
General and administrative	1,775	1,742	1,667	3,517	3,315
Selling and marketing	393	389	347	782	672
Total operating expenses	5,360	5,167	4,447	10,527	8,759

Loss from operations	(5,360)	(5,167)	(4,447)	(10,527)	(8,465)

Other income (expense)
Interest income	152	199	35	351	38
Accretion income	107	2	–	109	–
Interest expense	(51)	(53)	(69)	(104)	(140)
Total other income (expense), net	208	148	(34)	356	(102)

Net loss	$(5,152)	$(5,019)	$(4,481)	$(10,171)	$(8,567)

Net loss per common share, basic and diluted	$(0.21)	$(0.21)	$(0.20)	$(0.42)	$(0.37)

Weighted average number of common shares outstanding, basic and diluted	24,677	23,660	22,936	24,171	22,894

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Atomera Incorporated

Reconciliation to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net loss (GAAP)	$(5,152)	$(5,019)	$(4,481)	$(10,171)	$(8,567)
Depreciation and amortization	20	20	19	40	39
Stock-based compensation	1,030	927	859	1,957	1,585
Interest income	(152)	(199)	(35)	(351)	(38)
Accretion income	(107)	(2)	–	(109)	–
Interest expense	51	53	69	104	140
Net loss non-GAAP EBITDA	$(4,310)	$(4,220)	$(3,569)	$(8,530)	$(6,841)

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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